UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. ___)

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

MAKO Surgical Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2555 Davie Road

Ft. Lauderdale, Florida 33317

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE	Tuesday, January 27, 2009

TIME	10:00 a.m., Eastern Time

PLACE	2555 Davie Road Fort Lauderdale, Florida 33317

ITEM OF BUSINESS

For purposes of complying with the stockholder approval rules of The NASDAQ Global Market and the terms and conditions of a Securities Purchase Agreement that we entered into on October 28, 2008 with several investors, to authorize us to issue shares of our common stock and warrants for the purchase of additional shares of our common stock to certain investors, which in the aggregate would represent 20% or more of our outstanding common stock, at a price per share that may be lower than the market value of our common stock on October 28, 2008, for an aggregate consideration of $20,000,000 in cash.

RECOMMENDATION OF THE BOARD	Our board of directors recommends a vote FOR the proposal described in the attached proxy statement.

RECORD DATE

You are entitled to vote at the January 27, 2009 special meeting of stockholders, and at any adjournment or postponement of the meeting, if you were a stockholder at the close of business on Friday, December 12, 2008.

ADMISSION

Admission to the special meeting will be limited to stockholders and our invited guests. If you are a stockholder of record, then you may be asked to present proof of identification for admission to the special meeting. If your shares are held in the name of a broker, bank or other nominee, then you may be asked to present proof of identification and a statement from your broker, bank or other nominee reflecting your beneficial ownership of our common stock as of December 12, 2008, as well as a proxy from the record holder to you, for admission to the special meeting. Please be prepared to provide this documentation if requested.

VOTING BY PROXY

Please submit a proxy as soon as possible so that your shares can be voted at the special meeting in accordance with your instructions. For specific instructions regarding voting, please refer to the Questions and Answers beginning on page 1 of the proxy statement and the instructions on your proxy card.

INTERNET AVAILABILITY OF PROXY MATERIALS	This notice of meeting, the proxy statement and the proxy card are available at www.proxyvote.com.

By Order of the Board of Directors, MAKO Surgical Corp.

Menashe R. Frank Secretary

Fort Lauderdale, Florida

December 19, 2008

This Notice of Special Meeting of Stockholders, attached proxy statement and accompanying proxy card are being distributed on or about December 19, 2008.

PROXY STATEMENT

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING	1

BACKGROUND TO THE PROPOSAL	7

PROPOSAL – APPROVAL OF POTENTIAL SALE AND ISSUANCE OF COMMON STOCK AND WARRANTS EQUAL TO OR EXCEEDING 20% OF THE COMMON STOCK OUTSTANDING ON OCTOBER 28, 2008	8

SUMMARY OF THE SECURITIES PURCHASE AGREEMENT	14

SUMMARY OF THE WARRANTS	15

SUMMARY OF THE VOTING AGREEMENTS	17

PRINCIPAL STOCKHOLDERS	18

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS	21

OTHER MATTERS	21

WHERE YOU CAN FIND MORE INFORMATION	22

INCORPORATION BY REFERENCE	22

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held January 27, 2009

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE SPECIAL MEETING

Q:	Why am I receiving these materials?

A:   We have sent you this proxy statement and the enclosed materials on behalf of our board of directors for use at our January 27, 2009 special meeting of stockholders. The special meeting will take place at 10:00 a.m., Eastern time, on January 27, 2009 at our company’s headquarters, 2555 Davie Road, Fort Lauderdale, Florida 33317. Our board of directors invites you to attend the special meeting and requests your vote on the proposal described in this proxy statement.

Q:	Are proxy materials available on the Internet?

A:   Yes. The enclosed proxy card contains a control number that provides you with access to www.proxyvote.com, where you may view this proxy statement.

Q:	Who can vote at the special meeting?

A:   Stockholders of record who owned shares of our common stock at the close of business on December 12, 2008 are entitled to vote at the special meeting. As of December 12, 2008, there were 24,951,157 shares of our common stock outstanding. Each of these shares is entitled to one vote.

Q:	Do I need to attend the meeting in order to vote?

A:   No. The enclosed proxy card enables you to appoint Menashe R. Frank and Fritz L. LaPorte as your representatives at the special meeting. By completing and returning the proxy card, you are authorizing Mr. Frank and Mr. LaPorte, as your proxies, to vote your shares at the meeting as you have instructed them on the proxy card. This way, you can vote your shares whether or not you attend the meeting.

Q:	What am I voting on?

A:   For purposes of complying with the stockholder approval rules of The NASDAQ Global Market and the terms and conditions of a Securities Purchase Agreement that we entered into on October 28, 2008, we are asking you to consider and vote on a proposal to approve the issuance of shares of our common stock and warrants for the purchase of additional shares to certain investors for aggregate consideration of $20,000,000 in cash. The investors participating in this transaction previously purchased securities from us under the Securities Purchase Agreement at an initial closing that occurred on October 31, 2008. The price per share of the shares of our common stock that may be sold to these investors at the second closing would be the lesser of $6.20 per share or the five-day volume weighted average price per share of our common stock ending on the trading day immediately preceding the second closing. The exercise price per share of the warrants issued at the second closing would be equal to the purchase price of the shares sold at the second closing.

Q:    What securities did MAKO Surgical Corp. issue at the initial closing under the Securities Purchase Agreement?

A:   At the initial closing under the Securities Purchase Agreement, which took place on October 31, 2008, we sold to several investors an aggregate of 6,451,613 shares of our common stock at a price of $6.20 per share and warrants to acquire 1,290,323 additional shares of our common stock, with an exercise price of $7.44 per share, at a price of $0.125 per warrant. We received approximately $40,000,000 in gross proceeds at the initial closing before deducting transaction expenses payable by us. We also issued warrants to purchase 322,581 additional shares of our common stock to certain of the investors in the initial closing in exchange for our call right as described below under “What securities may we issue at the second closing under the Securities Purchase Agreement?”

Q.	What securities may we issue at the second closing under the Securities Purchase Agreement?

A:   Under the Securities Purchase Agreement, if we meet certain business milestones before December 31, 2009, we have the right to require certain of the investors in the initial closing to purchase additional shares of our common stock for aggregate consideration of $20,000,000 in cash at a second closing. In addition, we would issue to these investors warrants to purchase shares of our common stock. We refer to our right to require this additional investment from these investors as the call right. The second closing would take place no earlier than eleven (11) business days and no later than forty-five (45) calendar days after we provide notice of our exercise of the call right to these investors. We are not required to exercise the call right. The price per share of the shares of our common stock that we may sell to the investors at the second closing would be the lesser of $6.20 per share or the five-day volume weighted average price per share of our common stock ending on the trading day immediately preceding the second closing. The exercise price per share of the warrants issued at the second closing would be equal to the purchase price of the shares sold at the second closing.

As consideration for the call right, at the initial closing we issued to the investors who are subject to the call right additional warrants to purchase 322,581 additional shares of our common stock at an exercise price of $6.20 per share. These warrants will not be exercisable until the earlier of the second closing and the expiration of the call right. If we exercise the call right and any investor does not participate in the second closing, that investor’s portion of these warrants will terminate automatically. The termination of these warrants is the only right of action we will have against an investor who does not participate in the second closing. If the purchase price per share for the shares of our common stock in the second closing is less than $6.20 per share, then investors who participate will also receive at the second closing additional warrants to purchase additional shares of our common stock with an exercise price of $6.20 per share.

Q:	What business milestones must we meet before we can exercise the call right?

A:   We must meet the following minimum business milestones on or before December 31, 2009 in order to exercise the call right:

•	The Food and Drug Administration, or FDA, must approve our Tactile Guidance System™, or TGS™, version 2.0;

•

We must place at least twelve (12) fully installed new TGS™ version 2.0 units (not including upgrades of prior systems to TGS™ version 2.0 units) and fully recognize the revenue from the sale and placement of the units under generally accepted accounting principles; and

•

At least one thousand two hundred (1,200) total surgeries involving our unicompartmental or bicompartmental implants must be completed, including at least seventy-five (75) surgeries involving bicompartmental implants.

If we satisfy the following more stringent milestones on or before December 31, 2009, we may exercise the call right on more favorable terms:

•	Obtaining FDA approval of our TGS™;

•	Placement of at least sixteen (16) fully installed new TGS™ version 2.0 units and full recognition of the revenue from the sale and placement of the units; and

•

Completion of at least one thousand six hundred (1,600) total surgeries involving our unicompartmental or bicompartmental implants, including at least one hundred (100) surgeries involving bicompartmental implants.

Q:    Why are we seeking stockholder approval for the proposal (the issuance of securities at the second closing)?

A:   Since our common stock is traded on The NASDAQ Global Market, we are subject to the NASDAQ Marketplace Rules, which require NASDAQ-listed issuers to obtain stockholder approval prior to issuing securities representing 20% or more of the issuer’s outstanding common stock in a private placement if the purchase price for the securities is less than the greater of the book or market value of the issuer’s common stock. The shares of our common stock that we would issue at the second closing and the shares of our common stock issuable upon exercise of the warrants that we would issue at the second closing together would represent 20% or more of our outstanding common stock on October 28, 2008, the date we entered into the Securities Purchase Agreement, and the price we would receive for these shares may be less than the greater of applicable book or market value of our common stock on that date. As a result, we may elect to exercise the call right and to issue and sell the shares and warrants at the second closing only if our stockholders approve the issuance.

To comply with the Marketplace Rules, we agreed in the Securities Purchase Agreement to hold a special meeting of our stockholders on or before January 31, 2009, or on or before February 28, 2009 if the Securities and Exchange Commission does not clear these proxy materials by January 1, 2009, to obtain stockholder approval of the issuance of these securities.

Q:    Did the sale and issuance of the shares of our common stock and the warrants to purchase additional shares of MAKO Surgical Corp.’s common stock at the initial closing require stockholder approval?

A:   The shares of our common stock that we sold and issued at the initial closing had a sale price at least equal to the market value of a share of our common stock on October 28, 2008, and the warrants that we sold and issued at the initial closing had a sale price of $0.125 per warrant and an exercise price per share at least equal to the market value of a share of our common stock. Therefore, our issuance and sale of these securities did not require stockholder approval under our certificate of incorporation, our bylaws, applicable state law or the Marketplace Rules.

Q:	Why did we enter into the Securities Purchase Agreement?

A:   We entered into the Securities Purchase Agreement after our board of directors evaluated our available capital, our projected capital needs to secure regulatory approval and commercialization opportunities for our products, and the conditions of the economy in general and the medical device industry in particular. After this analysis, our board of directors determined that we should raise additional capital. After exploring and considering a broad range of potential financing alternatives, our board of directors determined that the financing as contemplated by the Securities Purchase Agreement would enable us to raise capital on terms favorable to us and was otherwise in the best interests of our company and our stockholders.

Q:	How do I vote?

A:	You may vote by mail, telephone or the Internet, or in person at the meeting, as described below.

BY MAIL: Please complete and sign your proxy card and mail it in the enclosed pre-addressed envelope. If you mark your voting instructions on the proxy card, then your shares will be voted as you instruct. If you submit your proxy card but do not mark your voting instructions on the proxy card, then your shares will be voted FOR authorizing the sale and issuance of shares of our common stock and warrants to purchase shares of our common stock as described under “What am I voting on?” above and more fully explained below.

BY TELEPHONE: Please follow the “Vote by Phone” instructions that accompanied your proxy card. If you vote by telephone, then you do not have to mail in your proxy card.

BY INTERNET: Please follow the “Vote by Internet” instructions that accompanied your proxy card. If you vote by Internet, then you do not have to mail in your proxy card.

IN PERSON: We will pass out written ballots to anyone who wants to vote in person at the special meeting. However, if you hold your shares in street name, you must request a proxy card from your broker in order to vote at the meeting. Holding shares in “street name” means that you hold them through a brokerage firm, bank or other nominee, and, therefore, the shares are not held in your individual name in the records maintained by our transfer agent, BNY Mellon Shareowner Services.

Q:	What does it mean if I receive more than one proxy card?

A:   It means that you hold your shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please complete and return all the proxy cards you receive to ensure that all your shares are voted.

Q:	Can I change my vote after I return my proxy card?

A:   You may revoke your proxy and change your vote by:

•	Signing another proxy card with a later date and returning it before the polls close at the special meeting;

•

Voting on a later date over the Internet or by telephone (only your latest Internet or telephone proxy submitted by the deadline printed on your proxy card and prior to the special meeting will be counted); or

•	Voting in person at the special meeting.

Your presence at the special meeting will not in itself revoke your proxy.

Q:	How many shares must be present to hold the special meeting?

A:   To hold the special meeting and conduct business, a majority of our outstanding shares as of December 12, 2008, or 12,475,579 shares, must be present in person or by proxy at the meeting. This is called a quorum. Shares are counted as present at the meeting if the stockholder either:

•	Is present and votes in person at the meeting; or

•	Has properly submitted a proxy or voted by telephone or over the Internet.

Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum. Broker non-votes occur when shares held by a stockholder in street name are not voted with respect to a proposal because the broker has not received voting instructions from the stockholder and the broker lacks discretionary voting power to vote the shares.

Q:    How many votes must the proposal (the authorization to issue securities at the second closing) receive to be approved?

A:   The sale and issuance of the securities at the second closing will be approved if a majority of the total votes cast by the shares of our common stock present at the meeting in person or by proxy are voted FOR approval (assuming a quorum is present).

Q:    Has a majority of our stockholders already agreed to vote in favor of the proposal (the issuance of securities at the second closing) or agreed not to vote against it?

A:   Yes. Stockholders holding in the aggregate 7,511,260 shares, or approximately 30.1%, of the issued and outstanding shares of our common stock, have entered into voting agreements committing the stockholders to vote in favor of the proposal. In addition, under the Securities Purchase Agreement, certain other stockholders who participated in the initial closing and who currently hold an aggregate of 5,491,935 shares, or approximately 22.0% of the issued and outstanding shares of our common stock, agreed that they would not vote against the proposal, but have not committed to be present in person or by proxy at the meeting. As a result, we may not have the necessary quorum to hold the special meeting and conduct business. Additional information regarding the quorum is available under “How many shares must be present to hold the special meeting” above.

Q:	How are votes counted?

A:   You may vote FOR or AGAINST or ABSTAIN from voting on the proposal. If you abstain from voting on the proposal, then it will have the same effect as a vote AGAINST the proposal. Broker non-votes, although counted toward the quorum, will not count as votes cast with respect to the matter as to which the broker has expressly not voted.

A representative of Broadridge Financial Solutions, Inc., who was appointed by our board of directors to act as the inspector of election of the special meeting, will tabulate and certify the voting results.

Q:	Where can I find the voting results of the special meeting?

A:   We will announce the preliminary voting results immediately after the vote. The inspector of election will tally the final voting results, which we will publish in our quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2009. We expect to file the quarterly report with the Securities and Exchange Commission by May 15, 2009.

Q:	Who pays to prepare, mail and solicit votes for the special meeting?

A:   We are paying for the preparation, mailing and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable and customary fees and expenses in forwarding proxy materials to our stockholders. We do not intend to engage a proxy solicitation firm. Our employees may solicit proxies through mail, telephone, the Internet or other means, but they do not receive additional compensation for providing those services.

Q:	Why did my household receive only one copy of these proxy materials?

A:   The rules of the Securities and Exchange Commission permit services that deliver our communications to stockholders who hold their stock through a bank, broker, or other holder of record to deliver to multiple stockholders sharing the same address a single copy this proxy statement. Upon written or oral request we will promptly deliver a separate copy of this proxy statement to any stockholder at a shared address to which a single copy was delivered. You may notify us of these requests by calling us at (954) 927-2044 or by sending a written request addressed to us, Attention: Secretary, 2555 Davie Road, Fort Lauderdale, Florida 33317.

Q:	How does our board of directors recommend that I vote?

A:   Our board of directors unanimously recommends that you vote “FOR” the approval of the proposal because our board of directors foresees that the additional capital that we may raise by the sale of securities at the second closing could be necessary in order to maintain adequate cash flow and capital levels and to be able to continue our regulatory approval and commercialization activities.

BACKGROUND TO THE PROPOSAL

During the third quarter of 2008 our management and board of directors continued to evaluate our available capital in view of general economic conditions and the conditions in the medical device industry specifically, and in view of our efforts to obtain regulatory approval for and commercialize our products. To address our capital needs, our management and board of directors determined that it would be prudent to explore various alternatives to increase capital, including methods of generating capital internally, and the sale of debt or equity securities through a private placement, public offering or rights offering. After considering our alternatives with the assistance of our financial advisors, our management proposed to our board of directors that we explore the feasibility of selling equity securities in a private placement and the board authorized us to investigate this method of raising capital.

We approached certain of our existing stockholders, as well as new investors – Montreux Equity Partners, or Montreux, Skyline Venture Partners, or Skyline, and Alta Partners, or Alta – regarding a possible private placement. We initially executed a non-binding term sheet on September 26, 2008, which called for a private placement of shares of our common stock and warrants to purchase additional shares of our common stock for an aggregate purchase price of $25 to $30 million. We continued to negotiate with the new investors on the terms of the private placement and the amount each investor would be willing to invest. Throughout the negotiations, management reported to our board of directors. We and the new investors signed an amendment to the term sheet on October 13, 2008 and then signed a second amendment to the term sheet on October 20, 2008. The final version of the term sheet provided for us to sell shares of our common stock and warrants for the purchase of additional shares of our common stock on the terms reflected in the Securities Purchase Agreement.

Our board of directors and the members of the audit committee of our board of directors who had no interest in the private placement reviewed the drafts of the Securities Purchase Agreement and the related transaction documents and approved the Securities Purchase Agreement and the transactions contemplated by the Securities Purchase Agreement on October 27, 2008 and October 28, 2008. We entered into the Securities Purchase Agreement with the investors on October 28, 2008.

At the initial closing, which occurred on October 31, 2008, we sold to the investors 6,451,613 shares of our common stock at a price of $6.20 per share and warrants at a price of $0.125 per warrant. The warrants allow the investors to acquire 1,290,323 additional shares of our common stock at an exercise price of $7.44 per share. The warrants will become exercisable after April 29, 2009, will be exercisable for cash or by net exercise and have a term of seven years. We received approximately $40,000,000 in gross proceeds at the initial closing before deducting transaction expenses payable by us. Of the proceeds received by us from the initial closing, Montreux provided approximately $10,800,000, Skyline provided approximately $15,100,000, and Alta provided approximately $8,200,000. We also issued warrants to purchase 322,581 additional shares of our common stock to the new investors in exchange for a call right that we describe below.

If we meet certain business milestones before December 31, 2009, as more fully explained below, we may require several of the new investors to purchase additional shares of our common stock for $20,000,000 at a second closing. In addition, we would issue to these new investors additional warrants to purchase shares of our common stock. The price per share of the shares of our common stock that we may sell to the new investors at the second closing would be the lesser of $6.20 per share or the five-day volume weighted average price per share of our common stock ending on the trading day immediately preceding the closing of the transaction. The exercise price per share of the warrants that we would issue at the second closing would be equal to the purchase price of the shares sold at the second closing. We refer to our right to require the additional investment by the new investors as the call right. We describe the call right, the second closing and the issuance and sale of securities at the second closing in greater detail below. As we describe below, the NASDAQ Marketplace Rules require stockholder approval of the sale and issuance of securities at the second closing to which these proxy materials relate. Of the $20,000,000 that would be funded at the second closing if we exercise the call right, Montreux would provide approximately $6,300,000 and Skyline would provide approximately $8,900,000.

As consideration for the call right, at the initial closing we issued to the new investors warrants to purchase 322,581 shares of our common stock at an exercise price of $6.20 per share. These warrants will not be exercisable until the earlier of the second closing and the expiration of the call right. If we exercise the call right and any investor does not participate in the second closing, that investor’s portion of these warrants will terminate automatically. If the purchase price per share for the shares of our common stock in the second closing is less than $6.20 per share, then investors who participate will also receive at the second closing additional warrants to purchase additional shares of our common stock with an exercise price of $6.20 per share.

Our board of directors recommends that our stockholders vote FOR the proposal so that, if we exercise the call right, we may issue and sell to the new investors the securities described above at the second closing. We are not, however, required to exercise the call right.

PROPOSAL – APPROVAL OF POTENTIAL SALE AND ISSUANCE OF COMMON

STOCK AND WARRANTS EQUAL TO OR EXCEEDING 20% OF THE COMMON STOCK

OUTSTANDING ON OCTOBER 28, 2008

Introduction

In an October 2008 private placement financing transaction, we entered into a Securities Purchase Agreement with certain investors under which we sold shares of our common stock and warrants to purchase additional shares, and under which we may sell additional shares and warrants. The Securities Purchase Agreement contemplates that the financing transaction will take place (if effected in its entirety as described below) in two closings. The initial closing occurred on October 31, 2008.

Use of Proceeds from the Financing Transaction

The principal purposes of the financing transaction are to strengthen our cash position and support our ongoing product development, regulatory approval activities and sales programs.

Terms of the Financing

The following description summarizes the material terms of the financing transaction. We urge you, however, to read carefully the Securities Purchase Agreement and the forms of the warrants and related financing transaction documents, which are attached to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on October 30, 2008.

The Initial Closing

At the initial closing, which took place on October 31, 2008, we sold to the investors an aggregate of 6,451,613 shares of our common stock at a price of $6.20 per share and warrants to purchase 1,290,323 additional shares of our common stock, with an exercise price of $7.44 per share, at a price of $0.125 per warrant. The warrants become exercisable six months after the initial closing, will be exercisable for cash or by net exercise and have a term of seven years. We also issued warrants to purchase 322,581 additional shares of our common stock to certain of the investors at the initial closing as consideration for a call right as we describe below. We received approximately $40,000,000 in gross proceeds at the initial closing before deducting transaction expenses payable by us.

The shares of our common stock that we sold and issued at the initial closing had a sale price at least equal to the market value of a share of our common stock on October 28, 2008, the warrants that we sold and issued at the initial closing had a sale price of $0.125 per warrant and an exercise price per share at least equal to the market value of a share of our common stock. Therefore, our issuance and sale of these securities did not require stockholder approval under our certificate of incorporation, our bylaws, applicable state law or the rules of The NASDAQ Global Market, upon which our common stock is traded.

The Second Closing

Under the Securities Purchase Agreement, if we meet certain business milestones before December 31, 2009, we have the right to require certain of the investors in the initial closing to purchase additional shares of our common stock for aggregate consideration of $20,000,000 in cash at a second closing. In addition, we would issue to these investors warrants to purchase shares of our common stock. We refer to our right to require this additional investment from these investors as the call right. The second closing would take place no earlier than 11 business days and no later than 45 calendar days after we provide notice of our exercise of the call right to these investors. We are not required to exercise the call right. The price per share of the shares of our common stock that may be sold to the investors at the second closing would be the lesser of $6.20 per share or the five-day volume weighted average price per share of our common stock ending on the trading day immediately preceding the second closing. The exercise price per share of the warrants issued at the second closing would be equal to the purchase price of the shares sold at the second closing.

As consideration for the call right, at the initial closing we issued to the investors who are subject to the call right additional warrants to purchase 322,581 additional shares of our common stock at an exercise price of $6.20 per share. These warrants will not be exercisable until the earlier of the second closing and the expiration of the call right. If we exercise the call right and any investor does not participate in the second closing, that investor’s portion of these warrants will terminate automatically. The termination of these warrants is the only right of action we will have against an investor who does not participate in the second closing. If the purchase price per share for the shares of our common stock in the second closing is less than $6.20 per share, then investors who participate will also receive at the second closing additional warrants to purchase additional shares of our common stock with an exercise price of $6.20 per share.

The Business Milestones That Are Conditions to the Exercise of the Call Right

We must meet the following business milestones on or before December 31, 2009 in order to exercise the call right:

•	The Food and Drug Administration must approve our Tactile Guidance System version 2.0;

•

We must place at least twelve (12) fully installed new Tactile Guidance System version 2.0 units (not including upgrades of prior systems to Tactile Guidance System version 2.0 units) and fully recognize the revenue from the sale and placement of the units under generally accepted accounting principles; and

•

At least one thousand two hundred (1,200) total surgeries involving our unicompartmental or bicompartmental implants must be completed, including at least seventy-five (75) surgeries involving bicompartmental implants.

We may exercise the call right upon more favorable terms, as we explain below, upon the satisfaction of the following more stringent conditions on or before December 31, 2009:

•	The Food and Drug Administration must approve our Tactile Guidance System version 2.0;

•

We must place at least sixteen (16) fully installed new Tactile Guidance System version 2.0 units (not including upgrades of prior systems to Tactile Guidance System version 2.0 units) and fully recognize the revenue from the sale and placement of the units under generally accepted accounting principles; and

•

At least one thousand six hundred (1,600) total surgeries involving our unicompartmental or bicompartmental implants must be completed, including at least one hundred (100) surgeries involving bicompartmental implants.

Calculation of Securities Issuable at the Second Closing

We are not required to exercise the call right. However, we may exercise the call right only in its entirety or not at all. If we exercise the call right, then the investors subject to the call right will be obligated to purchase additional shares of our common stock for $20,000,000 at the second closing at a price per share equal to the lesser of $6.20 or the five day volume weighted average price per share of our common stock ending on the day immediately prior to the second closing.

The number of warrants that we will issue to participating investors in the second closing will depend on whether we satisfy the minimum conditions or the more stringent conditions to exercise the call right and on the price per share of our common stock:

•

If we satisfy the more stringent conditions that permit us to exercise the call right and exercise the call right, then we will issue in the second closing warrants to purchase a number of additional shares of our common stock equal to fifteen percent (15%) of the number of shares that we issue in the second closing.

•

If we satisfy only the minimum conditions that permit us to exercise the call right, then we will issue in the second closing warrants to purchase a number of additional shares of our common stock equal to forty percent (40%) of the number of shares that we issue in the second closing.

•

If the five day volume weighted average price per share of our common stock ending on the day immediately prior to the second closing is less than $6.20, then we will also issue to the participating investors the number of additional warrants necessary to ensure that the aggregate number of warrants that we issued as consideration for the call right at the initial closing and the warrants that we issue in the second closing to each participating investor equals ten percent (10%) of the shares that the investor purchased in the second closing.

•

If the five day volume weighted average price per share of our common stock ending on the day immediately prior to the second closing is greater than $6.20, then the price per share of the shares that we issue at the second closing will be $6.20.

For example, if we were to satisfy the more stringent conditions that permit us to exercise the call right and the five day volume weighted average price per share of our common stock ending on the day immediately prior to the second closing is greater that $6.20, then we would sell 3,225,806 shares at the second closing and issue 483,871 warrants to the participating investors, and we would not issue any additional warrants. However, the number of shares and warrants that we issue at the second closing would increase if such weighted average price per share is less than $6.20, as illustrated by the following table, which table assumes that we satisfy the more stringent conditions.

		Securities Issued
Volume Weighted Average Price Per Share	Purchase Price of Shares at the Second Closing	Number of Shares Purchased at the Second Closing	Number of Warrants Issued at the Second Closing	Number of Additional Warrants Issued at the Second Closing
$6.20 or greater	$6.20	3,225,806	483,871	0
$4.00	$4.00	5,000,000	750,000	177,419
$1.00	$1.00	20,000,000	3,000,000	1,677,419

Assuming we satisfy only the minimum conditions that would permit us to exercise the call right, the number of warrants that we would issue to participating investors at the second closing would increase, as illustrated by the following table.

		Securities Issued
Volume Weighted Average Price Per Share	Purchase Price of Shares at the Second Closing	Number of Shares Purchased at the Second Closing	Number of Warrants Purchased at the Second Closing	Number of Additional Warrants Issued at the Second Closing
$6.20 or greater	$6.20	3,225,806	1,290,322	0
$4.00	$4.00	5,000,000	2,000,000	177,419
$1.00	$1.00	20,000,000	8,000,000	1,677,419

Voting Agreements

At the initial closing, we entered into voting agreements with certain of our stockholders, holding in the aggregate 7,511,260 shares, or approximately 30.2%, of our issued and outstanding common stock. These voting agreements ensure that these stockholders will vote in favor of the proposal authorizing the issuance and sale of securities at the second closing. In addition, under the Securities Purchase Agreement, certain other stockholders who participated in the initial closing and currently hold an aggregate of 5,491,935 shares, or approximately 22.1% of the issued and outstanding shares of our common stock, agreed that they would not vote against the proposal.

NASDAQ Stockholder Approval Requirements

Our common stock is traded on The NASDAQ Global Market under the symbol “MAKO.” Consequently, we are subject to NASDAQ’s Marketplace Rules. The sale of the shares of our common stock and warrants at the initial closing did not require stockholder approval under applicable state law, our certificate of incorporation or bylaws, or the Marketplace Rules. Specifically, the sale of these securities did not require stockholder approval under the Marketplace Rules because the sale price of the shares was at least equal to the market value of a share of our common stock as determined by the consolidated closing bid price of our common stock on the day of the signing of the Securities Purchase Agreement, the sale price of the warrants was $0.125 per warrant and the exercise price of the warrants was at least equal to the market value of a share of our common stock.

However, the issuance and sale of the securities at the second closing do require stockholder approval under Marketplace Rule 4350(i)(1)(D), as the sale and issuance may equal or exceed 20% of our common stock issued and outstanding on October 28, 2008 at a price less than the greater of the applicable book or market value of our common stock.

Marketplace Rule 4350(i)(1)(D) requires NASDAQ-listed issuers to obtain stockholder approval prior to any issuance or potential issuance of securities in a private placement representing 20% or more of the outstanding common stock or voting power of the issuer (on an as-converted or as-exercised basis) for a price less than the greater of the book or market value of the issuer’s common stock. For purposes of Rule 4350(i)(1)(D), the (i) outstanding common stock or voting power of the issuer is determined as of a date the issuer enters into a binding agreement with respect to such issuance or potential issuance and (ii) market value of the issuer’s common stock is deemed to be the closing bid price of the issuer’s common stock immediately prior to entering into such binding agreement.

To comply with Marketplace Rule 4350(i)(1)(D), we agreed in the Securities Purchase Agreement to hold a meeting of stockholders on or before January 31, 2009 (February 28, 2009 if these proxy materials do not receive Securities and Exchange Commission clearance by January 1, 2009) for the purpose of obtaining stockholder approval authorizing the issuance of securities at the second closing.

Effect of Stockholder Approval of the Proposal

If our stockholders approve the proposal, then (i) we shall have obtained stockholder approval in satisfaction of Marketplace Rule 4350(i)(1)(D); (ii) our stockholders shall have authorized the issuance and sale of the securities described above at the second closing; and (iii) we will be permitted to exercise the call right and to issue and sell such securities.

We are not required to exercise the call right. If we choose to exercise the call right we would benefit from receiving $20,000,000 in gross proceeds from the sale of the securities at the second closing.

Even if our stockholders approve the proposal, the decision to exercise the call right and issue and sell the securities at the second closing lies in our discretion, and is subject to our satisfaction of the business milestones described above on or before December 31, 2009. We may not satisfy these conditions or, if we do satisfy such conditions, we may decide not to exercise the call right.

In determining whether to exercise the call right, our board of directors will consider a number of factors which include, but are not limited to, the following:

•	our capital needs, including our then-current available cash flow, as well as the effectiveness of our regulatory approval, commercialization and sales efforts;

•	the then-current economic conditions generally and the condition of the medical device industry specifically;

•	the market price of our common stock; and

•	our ability to raise capital through means other than the exercise of the call right, including the amount of capital available and the terms on which it is available.

The number of shares of our common stock (including shares issuable upon the exercise of warrants) that we may issue and sell at the second closing is not determinable, because the sale price per share and the aggregate number of shares subject to warrants will be based on the volume weighted average price per share of our common stock as shown in the tables above. The sale and issuance of the securities at the second closing would have a dilutive effect on potential future earnings per share and the voting power of each outstanding share of our common stock and may adversely affect the market price of our common stock. The extent of the dilutive effect is not determinable at this time.

Effect of Failure to Obtain Stockholder Approval of the Proposal

If our stockholders do not approve the proposal, then (i) we will not issue the securities described above at the second closing, and (ii) we will not receive the $20,000,000 of gross proceeds which we would otherwise receive in the second closing if we chose to exercise the call right.

Recommendation of our Board of Directors

Our board unanimously recommends that stockholders vote FOR the proposal. Proxies solicited by the board will be voted FOR the proposal unless the stockholder gives instructions to the contrary.

Interest of Certain Parties in the Second Closing

Pursuant to the Securities Purchase Agreement, Montreux and Skyline each became entitled to appoint a member of our board of directors. Effective as of October 31, 2008, Montreux and Skyline appointed Dr. John Savarese and Dr. John Freund, respectively, to our board pursuant to their rights under the Securities Purchase Agreement. Because Dr. Savarese and Dr. Freund did not join our board of directors until after our board of directors’ approval of the financing transaction, they did not participate as directors in discussions of, or vote with respect to, matters related to the financing transaction that were approved by our board of directors, including our board of directors’ vote recommending approval of the issuance of the securities at the second closing.

Upon our exercise of the call right, Montreux and Skyline have agreed, as investors, to purchase 31.66% and 44.38%, respectively, of the $20,000,000 of shares that we would issue and sell at the second closing, and would also receive their proportional shares of the warrants that we would issue at the second closing. Alta has agreed to purchase the remaining portion of the shares that we would issue and sell at the second closing and would receive its proportional share of the warrants that we would issue at the second closing.

Dr. Savarese and Dr. Freund will be excluded from any future consideration by our board of directors as to whether or not to exercise the call right.

SUMMARY OF THE SECURITIES PURCHASE AGREEMENT

This description is a summary of the material terms of the Securities Purchase Agreement and does not purport to be a complete description of all of the terms of such agreement. You can find the Securities Purchase Agreement and further information about the financing in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on October 30, 2008. For more information about accessing this Current Report on Form 8-K and the other information we file with the Securities and Exchange Commission, see “Where You Can Find More Information” below.

As described above, we entered into the Securities Purchase Agreement with certain investors under which we sold to the investors at the initial closing an aggregate of 6,451,613 shares of our common stock at a price of $6.20 per share and warrants to acquire 1,290,323 additional shares of our common stock at a price per warrant of $0.125 and with an exercise price of $7.44 per share. Upon our exercise of the call right, the investors subject to the call right would be obligated to purchase additional securities at the second closing.

Representations and Warranties

In the Securities Purchase Agreement, we made customary representations and warranties to the investors relating to us, our business and the issuance of the securities at the initial closing and the second closing. We also agreed to indemnify the investors for certain breaches of our representations and warranties in certain circumstances.

Covenants

Pursuant to the Securities Purchase Agreement, we agreed to call a special meeting of our stockholders, as promptly as practicable following the initial closing, but in any event on or before January 31, 2009 (February 28, 2009 if the Securities and Exchange Commission has not completed its review of these proxy materials by January 1, 2009), to vote on the proposal for purposes of complying with the NASDAQ Marketplace Rules.

As contemplated by the Securities Purchase Agreement and contemporaneous with the initial closing, certain of our stockholders holding, in the aggregate, 7,511,260 shares, or approximately 30.1%, of our issued and outstanding common stock entered into voting agreements requiring that the stockholders vote in favor of the proposal. Also pursuant to the Securities Purchase Agreement, the investors agreed that until the earlier of our deadline for holding the special meeting of our stockholders for the purpose of approving the proposal and the date on which the special stockholders meeting is actually held, no investor will directly or indirectly, sell, transfer or otherwise dispose of in any manner any of the securities issuable under the Securities Purchase Agreement, or consent or agree to do any of the foregoing, subject to certain limited exceptions.

Registration Rights

Pursuant to the Securities Purchase Agreement, we agreed to file a Registration Statement on Form S-1 with the Securities and Exchange Commission, within 30 days after the initial closing, to register for resale the shares of our common stock that we issued and sold in the initial closing and the shares of our common stock issuable upon exercise of the warrants that we issued at the initial closing. We also agreed to file with the Securities and Exchange Commission a Registration Statement on Form S-3 (or Form S-1 in the event we are not then eligible to use Form S-3), within 30 days after the second closing, to register for resale the shares of our common stock that we would issue in the second closing and the shares of our common stock issuable upon exercise of the warrants that we would issue in the second closing. In addition, we agreed to use commercially reasonable efforts to have the applicable Registration Statement declared effective within 90 days after the initial closing or the second closing, as the case may be, if such Registration Statement receives no Securities and Exchange Commission review, or 120 days after the respective closing if such Registration Statement receives Securities and Exchange Commission review.

If a Registration Statement is not filed with the Securities and Exchange Commission within 30 days after the initial closing or is not declared effective by the applicable required date, then we have agreed to pay each investor as liquidated damages an amount equal to 1.0% of the aggregate purchase price paid by such investor at the initial closing for each 30-day period thereafter until the Registration Statement is either filed with the Securities and Exchange Commission or declared effective, as the case may be, up to a total of 6% of the aggregate purchase price paid by all the investors in the financing transaction. In addition, we have agreed to use our commercially reasonable efforts to keep the Registration Statement effective until all of the shares of our common stock issued in the initial closing or the second closing or issuable upon exercise of warrants issued in the initial closing or the second closing have been sold or are eligible for resale under Rule 144 under the Securities Act of 1933, as amended, within a three-month period.

If the investors cannot sell their shares of our common stock under a Registration Statement after it is declared effective because of our failure to keep such Registration Statement effective or our common stock is not listed on the New York Stock Exchange, NASDAQ or American Stock Exchange for 10 consecutive days or for 30 or more days in a 12-month period, we have agreed to pay each investor as liquidated damages an amount equal to 1.0% of the purchase price paid by the investor for each share of our common stock purchased in the financing transaction, and not yet sold by the investor, for each such 10 consecutive day period or 30 day period, as the case may be, up to a total of 6% of the aggregate purchase price paid by all the investors in the financing transaction. The Securities Purchase Agreement contains terms substantially identical to those described above relating to the registration of the shares that we would issue in the second closing and the shares of our common stock issuable upon exercise of the warrants that we would issue in the second closing, including with respect to liquidated damages.

In connection with the financing transaction, we also entered into an amendment to our Second Amended and Restated Registration Rights Agreement that we entered into as of February 6, 2007 with certain the investors named in the agreement, which allowed for the grant of registration rights in the Securities Purchase Agreement.

Board Representation

Pursuant to the terms of the Securities Purchase Agreement, as of the initial closing, each of Montreux and Skyline became entitled to appoint one representative to our board of directors. Each of Montreux and Skyline will have the right to appoint one representative to our board for so long as each of them and their respective affiliated funds hold at least 25% of the shares of our common stock that they purchased in the financing transaction. At the initial closing, Montreux and Skyline chose Dr. John Savarese and Dr. John Freund, respectively, as their initial representatives on our board.

SUMMARY OF THE WARRANTS

Pursuant to the Securities Purchase Agreement, at the initial closing we issued to the investors warrants, and have agreed to issue additional warrants to the investors subject to the call right at the second closing, all for the purchase of shares of our common stock. The following description of these warrants is a summary of their material terms and does not purport to be a complete description of all of their terms. You can find forms of each type of warrant and further information about the financing transaction in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on October 30, 2008.

The Warrants Purchased for $0.125 at the Initial Closing

Exercise of Warrants

The warrants that we sold at the initial closing for $0.125 per warrant entitle the holders to, upon exercise of such warrants in the manner described below, acquire an aggregate of 1,290,323 additional shares of our common stock. These warrants have an exercise price of $7.44 and can only be exercised by the holders after April 29, 2009.

Upon certain permissible transfers of the warrants complying with the transfer restrictions in the Securities Purchase Agreement, the transferee will be entitled to receive warrants identical to the warrants but not subject to transfer or ownership restrictions. The warrants include a net exercise feature, which means that the value of the exercise price due to us upon exercise of the warrant may be paid as a reduction in the number of shares issuable to the holder upon exercise of the warrant.

Adjustments

If we subdivide or combine our common stock (by split, reverse split, combination, recapitalization or otherwise) into a larger or smaller amount, then the exercise price of the warrants and the number of shares of our common stock issuable upon exercise of the warrants will be adjusted proportionately either up or down as applicable.

Fundamental Transactions

If we experience one of several specified events pertaining to a change of control or reorganization of our company, we agreed to use our best efforts to require the successor corporation (if other than our company) resulting from such event, or the company purchasing or otherwise acquiring our assets or other appropriate corporation or entity to assume our obligations under the warrants in securities or assets as nearly equivalent as may be practicable in relation to any share of stock, securities or assets thereafter deliverable upon the exercise of the warrants. If the successor corporation (if other than our company) resulting from such consolidation or merger, or the company purchasing or otherwise acquiring such assets or other appropriate corporation or entity does not assume our obligation under the warrants, then the warrants will be cancelled and the holders thereof will be paid in cash or in securities of the surviving entity the fair market value of the shares of our common stock issuable upon exercise of the warrants minus the applicable exercise price of the warrants. If the event is a going private transaction, is an acquisition made primarily for cash or is an acquisition, merger or sale with an entity that is not then publicly traded, then we will redeem the warrant for a purchase price, payable in consideration to be received by the holders of our common stock upon consummation of the transaction, equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the closing date of the transaction, provided that the per share consideration to be received by the holders of our common stock upon consummation of the transaction is less than the then-applicable exercise price of the warrant.

The Call Right Warrants and the Warrants Issued at the Second Closing

The warrants that we issued as consideration for the call right each have, and the warrants that we issue at the second closing will each have, terms substantially similar to those of the warrants that we sold at the initial closing at a price of $0.125 per warrant, except that the warrants that we issued as consideration for the call right are not exercisable until the earlier of the second closing or the expiration of the call right, and any warrants that we issue at the second closing because the purchase price per share for the shares of our common stock in the second closing is less than $6.20 per share will be immediately exercisable. The warrants that we issued as consideration for the call right are exercisable at an exercise price of $6.20 per share. Any warrants that we issue at the second closing because the purchase price per share for the shares of our common stock in the second closing is less than $6.20 per share will also have an exercise price of $6.20 per share. The warrants that we issue at the second closing in connection with the purchase of shares of our common stock at the second closing will have an exercise price equal to the price per share of the shares sold in the second closing. If we exercise the call right, the warrants that we issued as consideration for the call right of any investor who does not participate in the second closing will terminate automatically. This is the only right of action we would have against such an investor that does not participate in the second closing.

SUMMARY OF THE VOTING AGREEMENTS

This description is a summary of the material terms of the voting agreements and does not purport to be a complete description of all of the terms of such agreements. You can find the form of the voting agreements and further information about the financing transaction in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on October 30, 2008.

At the initial closing, we entered into voting agreements with certain of our stockholders participating in the financing transaction holding, in the aggregate, 7,511,260 shares, or approximately 30.1%, of our issued and outstanding common stock. The voting agreements require that such stockholders vote in favor of the proposal. In addition, the stockholders who are parties to the voting agreements may not make any arrangements or take any actions which are inconsistent with their obligation to vote in favor of the proposal, including the sale or transfer of any shares of our common stock. Pursuant to each voting agreement, the stockholders who are parties to the voting agreements agreed to name our President and Chief Executive Officer, Dr. Maurice R. Ferré, as their irrevocable proxy to vote their respective shares of our common stock in favor of the proposal. The following stockholders are parties to voting agreements and have thus agreed to vote in favor of the proposal:

•	MK Investment Company
•	Zeigler Meditech Equity Partners;
•	Meditech Advisors LLC;
•	MLII Co-Investment Fund NC Limited Partnership;
•	Lumira Capital I Limited Partnership;
•	Lumira Capital I Quebec Limited Partnership;
•	Aperture Capital II, L.P.;
•	Aperture Capital III, L.P.;
•	MMF Holdings LLC;
•	Maurice R. Ferré, M.D.;
•	Frederic H. Moll, M.D.; and
•	Christopher C. Dewey.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 12, 2008 by: (i) each director; (ii) each of the named executive officers set forth below; (iii) all of the directors and named executive officers as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days after December 12, 2008, which is February 10, 2009. These shares are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each person or entity listed in the table is c/o MAKO Surgical Corp., 2555 Davie Road, Fort Lauderdale, Florida 33317.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Management and Directors

S. Morry Blumenfeld, Ph.D.(1)	960,473	3.85%
Gerald A. Brunk(2)	1,857,403	7.44%
Marcelo G. Chao(3)	1,872,537	7.50%
Christopher C. Dewey(4)	2,286,859	9.12%
Charles W. Federico	17,057	*
Frederic H. Moll, M.D.(5)	123,747	*
William D. Pruitt	---	*
John J. Savarese, M.D.(6)	1,738,571	6.97%
John G. Freund, M.D.(7)	2,437,249	9.77%
Maurice R. Ferré, M.D.(8)	861,416	3.44%
Fritz L. LaPorte(9)	145,146	*
Rony A. Abovitz(9)	192,244	*
Menashe R. Frank(9)	100,106	*
Duncan H. Moffat(9)	18,750	*
Steven J. Nunes(9)	37,810	*
All directors, nominees and executive officers as a group (14 persons) (10)	12,649,368	49.36%

Other Beneficial Owners

Entities affiliated with Lumira Capital Corp.(2) Attn: Gerry Brunk 20 Bay Street, 11th Floor Toronto, Ontario, Canada M5J 2N8	1,857,403	7.44%
MK Investment Company(3) c/o Del Plata Consulting Services Zonamerica, Ruta 8, KM 17.5 Montevideo, Uruguay, 91600	1,872,537	7.50%
Z-KAT, Inc.(4) Attn: Priscilla Dole Sycamore Ventures Ptc Ltd. 845 Alexander road Princeton, NJ 08540	1,409,900	5.65%
Entities affiliated with Montreux Equity Partners(6) Attn: John J. Savarese, M.D. 3000 Sand Hill Road Building 1, Suite 260 Menlo Park, CA 94025-7073	1,738,571	6.97%
Skyline Venture Partners V, L.P.(7) Attn: John G. Freund, M.D. 525 University Avenue Suite 520 Palo Alto, CA 94301	2,437,249	9.77%
Entities affiliated with Tudor Investment Corporation(11) Attn: David Ginsberg 50 Rowes Wharf, 6th Floor Boston, MA 02110	1,736,634	6.96%
Alta Partners VIII, L.P.(12) Attn: Daniel Janney One Embarcadero Center, Suite 3700 San Francisco, CA 94111	1,316,115	5.27%

__________

*	Denotes less than 1%.

(1)

Consists of 139,383 shares held by MediTech Advisors LLC, and 821,090 shares held by Ziegler MediTech Equity Partners LP. The partners of MediTech Advisors LLC are Eitan Machover, Samuel Cubac, Grosvenor LLC and Allandale Ltd. The members of Grosvenor LLC are Dr. Blumenfeld and certain of his family members. The general partner of Ziegler MediTech Equity Partners LP is Ziegler MediTech Partners, LLC. The board of managers of Ziegler MediTech Partners LLC consists of Dr. Blumenfeld, Eitan Machover, Sam Cubac, S. Charles O’Meara, Donald I. Grande and Thomas S. Ross. The partners of MediTech Advisors LLC and Dr. Blumenfeld and the other directors of Ziegler MediTech Partners LLC may be deemed to share voting and investment power over the shares held by MediTech Advisors LLC and Ziegler MediTech Equity Partners LP. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest.

(2)

Consists of (a) 1,164,458 shares held by Lumira Capital I Limited Partnership (“LC I”), the general partner of which is Lumira Capital I (GP) Inc., (b) 410,260 shares held by  Lumira Capital I Quebec Limited Partnership (“LCIQ ”), the general partner of which is Lumira Capital I (QGP) Inc., and (c) 282,685 shares held by MLII Co-Investment Fund NC Limited Partnership (“MLII.NC”), the general partner of which is MLII (NCGP) Inc. Lumira Capital Management Corp. (“Lumira Management”), a subsidiary of Lumira Capital Corp., may be deemed to share voting and investment power over the shares held by LC I pursuant to a management agreement with LC I. Lumira Management also provides services to each of LCIQ and MLII.NC. The directors of Lumira Capital Corp. are Michael Burns, Kenneth Horton, James Oborne and Peter van der Velden. Mr. Brunk is Senior Vice President/Managing Director of Lumira Capital Corp. The directors of Lumira Management, Lumira Capital I (GP) Inc., and MLII (NCGP) Inc. are Stephen Cummings and Peter van der Velden. The directors of Lumira Capital I (QGP) Inc. are Bernard Coupal, Murray Ducharme, Maurice Forget, Jean Page and Peter van der Velden. Lumira Capital I (GP) Inc., Lumira Capital I (QGP) Inc., MLII (NCGP) Inc. and each of the individuals may be deemed to share voting and investment power over these shares. Lumira Capital I (GP) Inc., Lumira Capital I (QGP) Inc., MLII (NCGP) Inc., Lumira Management, Lumira Capital Corp., Mr. Brunk and each of the other individuals disclaim beneficial ownership of such shares, except to the extent of  its, his or her pecuniary interest.

(3)

The directors of MK Investment Company (“MK Investment”) are Mirta Carballal, Diego Muñoz, and Alfredo Arocena. Mr. Chao is a Managing Director of The Exxel Group, an affiliate of MK Investment. Mr. Chao and the directors of MK Investment may be deemed to share voting and investment power over the shares held by this entity. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest.

(4)

Consists of 876,959 shares held by Mr. Dewey directly, which includes 111,182 shares that Mr. Dewey has the right to acquire through the exercise of warrants, together with 1,409,900 shares held by Z-KAT, Inc. of which he is deemed to be the indirect beneficial owner. The board of directors of Z-KAT, Inc. is comprised of John Whitman, Mike Fong, Ellen Shih, Fernando Tapia, Mark Sinnreich and Mr. Dewey. Mr. Dewey is also acting Chief Executive Officer of Z-KAT, Inc. Mr. Dewey and the other members of Z-KAT’s board of directors may be deemed to share voting and investment power over the shares held by this entity. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest.

(5)	Includes 11,279 shares that may be acquired through the exercise of warrants.

(6)

Consists of (a) 1,623,876 shares held by Montreux Equity Partners IV, L.P. (“MEP IV”) and (b) 114,695 shares held by Montreux IV Associates, L.L.C. (“Associates IV”). Montreux Equity Management IV, LLC (“MEM IV”) is the sole general partner of MEP IV and Associates IV. Daniel K. Turner III, Howard D. Palefsky, Manish Chapekar and John J. Savarese are the managers of MEM IV and may be deemed to share voting and investment power over the shares held by each of MEP IV and Associates IV. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest.

(7)

Consists of 2,437,249 shares held by Skyline Venture Partners V, L.P. Dr. Freund is a Managing Director of Skyline Venture Management V, LLC, the general partner of Skyline Venture Partners V, L.P. and may be deemed to share voting and investment power over the shares held by Skyline Venture Partners V, L.P. Dr. Freund disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.

(8)

Consists of 741,075 shares of restricted common stock (of which 301,259 shares were unvested) issued to Dr. Ferré in connection with his employment, 17,065 shares of unrestricted common stock purchased by Dr. Ferré, 49,504 shares of restricted common stock held by MMF Holdings, LLC, an entity owned by Dr. Ferré’s parents, 48,141 shares that Dr. Ferré has the right to acquire through the exercise of vested options and 5,631 shares that Dr. Ferré has the right to acquire through the exercise of warrants. Of his 439,816 vested shares of restricted common stock, Dr. Ferré has pledged 125,000 shares to a third party lender as collateral to secure any amounts that may become outstanding under a personal loan.

(9)	Represents shares that may be acquired through exercise of vested options.

(10)	Includes exercisable options to purchase 569,254 shares of our common stock and exercisable warrants to purchase 128,092 shares of our common stock.

(11)

Consists of 1,297,744 shares held by The Raptor Global Portfolio Ltd., 427,351 shares held by The Tudor BVI Global Portfolio L.P. and 11,539 shares held by The Altar Rock Fund L.P. The general partner of the Tudor BVI Global Portfolio L.P. is The Tudor BVI GP Ltd. The directors of The Tudor BVI GP Ltd. and The Raptor Global Portfolio Ltd. are Jean-Pierre Jacquemoud, Karl Erbo Graf Kageneckm, Bernard Grigsby, David P. d’Ambrumenilm and InterCaribbean Services Ltd. Tudor Investment Corporation acts as investment advisor to The Raptor Global Portfolio Ltd. and The Tudor BVI Global Portfolio L.P. and as general partner to the Altar Rock Fund L.P. The directors of Tudor Investment Corporation are Paul Tudor Jones, II, James J. Pallotta, Andrew S. Paul, John R. Torell, John G. Macfarlane, III, Mark F. Dalton, Mark Nicholson, Mark V. Houghton-Berry, Robert P. Forlenza and Richard L. Fisher. The Raptor Global Portfolio Ltd., The Tudor BVI GP Ltd. and Tudor Investment Corporation may be deemed to share voting and investment power over the shares held by these entities. Each of the individuals listed above disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.

(12)

Alta Partners Management VIII, LLC (“APM VIII”), the general partner of Alta Partners VIII, L.P. (“AP VIII”), and Daniel Janney, Guy Nohra and Farah Champsi, the managing directors of APM VIII, may be deemed to share voting and investment power over the shares held by AP VIII. APM VIII and each of its managing directors disclaim beneficial ownership of the shares, except to the extent of its, his or her pecuniary interest.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the 2009 annual meeting of stockholders (which is expected to be held on or about June 2, 2009) will be included in our proxy statement and related proxy card if it is received by the Company no later than December 30, 2008 (120 calendar days prior to the anniversary of the mailing date of the Proxy Statement for the Company’s 2008 Annual Meeting) and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

Our bylaws require stockholder proposals to be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the one year anniversary of the date of our proxy statement issued in connection with our prior year’s annual meeting in the case of an annual meeting, and not less than 60 days prior to the meeting in the case of a special meeting. However, if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for such special meeting, then a stockholder’s notice shall be timely if it is received at our principal executive offices 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

OTHER MATTERS

Our board of directors knows of no other matters to be presented at the special meeting other than the proposal.

WHERE YOU CAN FIND MORE INFORMATION

The Securities and Exchange Commission maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that we file electronically with the Securities and Exchange Commission at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Securities and Exchange Commission’s website. Stockholders may also read and copy materials that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this proxy statement documents we file with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this proxy statement. We incorporate by reference the Current Report on Form 8-K filed by us with the Securities and Exchange Commission on October 30, 2008, including the exhibits that are attached thereto.

The documents that we incorporate by reference in this proxy statement are available to you without charge upon your written or oral request. You can obtain the documents by accessing the “Investor Relations” section of our website, http://www.makosurgical.com and from the Securities and Exchange Commission at its website, www.sec.gov or by requesting them in writing addressed to Menashe R. Frank, Secretary, MAKO Surgical Corp., at 2555 Davie Road, Fort Lauderdale, Florida 33317. If so requested, we will provide a copy of the incorporated documents by first class mail or equally prompt means within one business day of our receipt of your request.

By Order of the Board of Directors, MAKO Surgical Corp.

Menashe R. Frank Secretary

Fort Lauderdale, Florida

December 19, 2008

MAKO Surgical Corp.
BANK OF NEW YORK MELLON
BNY MELLON SHAREOWNER SERVICES
P.O. BOX 358015
PITTSBURGH, PA 15252-8015

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by [INSERT COMPANY NAME] in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [INSERT COMPANY NAME], c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAKO Surgical Corp.

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE “FOR” THE
PROPOSAL.

Vote on Proposal							For	Against	Abstain

For purposes of complying with the stockholder approval rules of The NASDAQ Global Market and the terms and conditions of a Securities Purchase Agreement that MAKO Surgical Corp. (the “Company”) entered into on October 28, 2008 with several investors, to authorize the Company to issue shares of its common stock and warrants for the purchase of additional shares of its common stock to certain investors, which in the aggregate would represent 20% or more of the Company’s outstanding common stock, at a price per share that may be lower than the market value of its common stock on October 28, 2008, for an aggregate consideration of $20,000,000 in cash.

							☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the proposal. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

MAKO Surgical Corp.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
January 27, 2009

The stockholder(s) hereby appoint(s) Menashe R. Frank and Fritz L. LaPorte, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MAKO Surgical Corp. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Eastern time on Tuesday, January 27, 2009, at the company’s headquarters, 2555 Davie Road, Fort Lauderdale, Florida 33317, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE